Exhibit 5.2

May 15, 2026

Insmed Incorporated
700 US Highway 202/206
Bridgewater, New Jersey 08807

Ladies and Gentlemen:

We have acted as special counsel to Insmed Incorporated, a Virginia corporation (the “Company”), and are rendering this opinion in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of the offer and sale by the Company from time to time of an unlimited number or dollar amount of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (ii) one or more series of the Company’s senior or subordinated debt securities (the “Debt Securities”), pursuant to the registration statement on Form S-3 filed with the United States Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”).

We have reviewed:

(i)	the Registration Statement; and

(ii)	the Indenture filed as Exhibit 4.2 to the Registration Statement (the “Base Indenture”).

We have also reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have assumed further that the Company is a corporation duly organized, validly existing and in good standing under the law of the Commonwealth of Virginia and has all requisite power, authority and legal right to issue and sell the Debt Securities and to execute and deliver, and perform its obligations under, the Indenture (defined below), and that the Company has duly authorized the Base Indenture. We have assumed further that, insofar as the law of the Commonwealth of Virginia is concerned, the Base Indenture constitutes the valid and binding obligation of the Company in accordance with its terms. With respect to all matters of Virgina law, we note that you are relying on an opinion of Hunton Andrews Kurth LLP, dated as of the date hereof, which opinion is filed as Exhibit 5.1 to the Registration Statement.

We have assumed that, at the time of the issuance, sale and delivery of each issue of Debt Securities, (i) the execution, delivery and performance by the Company of any supplemental indenture to the Base Indenture (together, the “Indenture”), and all actions necessary for the issuance of the applicable Debt Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company or otherwise; (ii) the Company will have duly authorized, executed and delivered any necessary supplemental indenture to the Base Indenture and will have duly authorized the issuance of any such Debt Securities, and none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (iii) the prospectus included in the Registration Statement will describe the Debt Securities offered thereby or an appropriate prospectus supplement will have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder and will describe the Debt Securities offered thereby. We have also assumed that the Debt Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement. We have assumed further that the Indenture will be governed by and construed in accordance with the laws of the State of New York. We have assumed that each party to the Indenture other than the Company has, or will have, duly authorized, executed and delivered the Indenture and that the Indenture is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms. We have assumed further that, except as to legal conclusions expressly set forth in this opinion, the information and representations and warranties contained in the agreements, instruments, records, certificates and other documents we reviewed were true, accurate and complete as of their stated date and are true, accurate and complete as of the date of this letter.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that, when, as and if (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and all prospectus supplements required by applicable law have been delivered and filed as required by such laws; (ii) any necessary supplemental indenture to the Base Indenture has been duly authorized, executed and delivered on behalf of the Company and Computershare Trust Company, National Association, as successor trustee (the “Trustee”), and the Indenture has been duly qualified under the Trust Indenture Act of 1939; (iii) all necessary corporate action has been taken by the Company to authorize any necessary supplemental indenture and the form, terms, execution and delivery of the Debt Securities in conformity with the Indenture; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; and (v) such Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and have been duly issued and delivered against payment therefor in accordance with such corporate action as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Debt Securities and the plan of distribution, then, upon the happening of such events, such Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

We express no opinion as to: (i) waivers of defenses, subrogation and related rights, rights to trial by jury, rights to object to venue, or other provisions, however expressed, altering or eliminating the rights, liabilities or benefits a party otherwise would have or bestowed by operation of law; (ii) releases or waivers of unmatured claims or rights; (iii) indemnification, contribution, exculpation, hold-harmless or arbitration provisions, disclaimers, or provisions for the non-survival of representations, to the extent they purport to indemnify any party against, or release or limit any party’s liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy; (iv) provisions for contribution, liquidated damages, penalties, forfeitures, penalty interest, interest on interest, and premiums payable upon acceleration of indebtedness; or (v) provisions purporting to supersede equitable principles, including provisions requiring amendments and waivers to be in writing and provisions making notices effective even if not actually received.

Our opinion above is qualified to the extent that the enforcement of any Debt Securities denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

We are members of the bars of the District of Columbia and the State of New York.  We do not express any opinion herein on any laws other than the law of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling LLP